Exhibit 10.3

FORM OF

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

NORTHEAST COMMUNITY BANCORP, INC.

2022 EQUITY INCENTIVE PLAN

(Non-employee Director)

This Nonqualified Stock Option (“NSO”) Award agreement (“NSO Award” or “Agreement”) is and will be subject in every respect to the provisions of the NorthEast Community Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this NSO Award (the “Participant”) hereby accepts this NSO Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors of NorthEast Community Bancorp, Inc. (“Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. This award is subject to federal and local law and the requirements of the NASDAQ Stock Market LLC. A copy of the Plan and related prospectus will be provided to each person granted an NSO Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:

2.	Date of Grant:

3.	Total number of shares of Common Stock that may be acquired pursuant to this NSO Award:

4.	(a) Exercise Price:

	(b) Expiration Date:	, subject to earlier expiration due to termination of Service.

5.	Vesting Schedule. Unless sooner vested in accordance with the terms of this Agreement or the Plan, the Nonqualified Stock Options granted hereunder shall vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date (1)	Number of Options Available for Exercise (2)

(1)	If a Vesting Date falls on a non-business day, the NSO Award will vest on the next business day.
(2)	The number of options available for exercise is cumulative. For example, assume an NSO Award is granted on October 1st 2022, subject to five (5) year vesting. For illustration purposes only, assume on October 3, 2024 no vested options have been exercised by the Participant. In that event the Participant will have two (2) tranches of vested options to exercise.

6.           Exercise Procedure.  The Participant may exercise this NSO Award in whole or in part by  delivering to the Company a written notice (the “Notice of Exercise of Option” ) setting forth the number of shares of Common Stock with respect to which the Nonqualified Stock Option is to be exercised, together with payment by cash or other means acceptable to the Committee.

7.           Delivery of Shares. Delivery of shares of Common Stock under this NSO Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.           Change in Control. In the event of the Participant’s Involuntary Termination following a Change in Control, all Nonqualified Stock Options subject to this Agreement will become fully vested. A “Change in Control” will be deemed to have occurred as described in Section 9.3 of the Plan.

9.           Adjustment Provisions. This NSO Award, including the number of shares of Common Stock subject to the NSO Award and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 4.4 of the Plan.

10.         Expiration of Option. In no event shall the Option be exercisable with respect to any Option Shares after the Expiration Date set forth in Section 4 above.

11.         Effect of Termination of Service on Nonqualified Stock Options.

Notwithstanding Section 5 above, the following special vesting and exercise rules will apply if your service with the Company and its Affiliates terminates before you have exercised your Option for all of your Option Shares:

(a)            Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested Option Shares subject to this Agreement will vest upon the date of such separation from service. All vested Option Shares will be exercisable by your beneficiary, surviving spouse, or estate, as applicable, at any time until the earlier of the Expiration Date set forth in Section 1 above or 12 months from the date of your death.

(b)            Disability. In the event of the Participant’s Termination of Service by reason the Participant’s Disability, any unvested shares of Common Stock subject to this Agreement will vest. Your Disabled status must become effective prior to the date of your separation from service in order to be recognized under this Agreement. All vested Option Shares under will be exercisable by you at any time until the earlier of the Expiration Date set forth in Section 1 above or 12 months from the date of your Disability.

(c)            Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all unvested and unexercised Nonqualified Stock Options subject to this NSO Award will expire and be forfeited. For purposes of this Agreement, the term “Cause” means: (A) willful misconduct by the Participant that in the reasonable determination of the Board has caused or is likely to cause material injury to the reputation or business of the Company or Affiliate; (B) any act of fraud, material misappropriation or other dishonesty by the Participant; (C) the Participant’s violation of his or her fiduciary duties to the Company or its Affiliates or his or her violation of the Company’s Code of Business Conduct and Ethics, as reasonably determined by the Board; or the Participant’s conviction of a felony.

(d)            Involuntary Termination for Reasons other than Cause or Resignation for Good Reason not in Connection with a Change in Control. In the Committee’s sole discretion, any unvested portion of this NSO Award may be accelerated in connection with a Participant’s resignation for Good Reason or Involuntary Termination for reasons other than Cause. If Committee action is not taken, all unvested Nonqualified Stock Options will be forfeited as of the termination date. Any vested Nonqualified Stock Options may be exercised following termination of Service, to the extent the Nonqualified Stock Option was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the NSO Award’s expiration date, if earlier.

(e)            No Other Special Vesting Rights. Unless otherwise determined by the Committee, no accelerated vesting of your Option Shares will apply except as specified in Section 10(a) through (d) above. If you forfeit Option Shares at any time, you will cease to have any rights with respect to such forfeited Option Shares.

12.         No Rights as Stockholder. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and to the extent that (i) you have exercised the Option pursuant to the terms of this Agreement and paid the full exercise price for the number of Option Shares in respect of which you exercised the Option, (ii) the Company shall have issued and delivered the corresponding Option Shares to you, unless the Company only delivers certificates at the request of stockholders and you do not so request actual delivery of such certificates, and (iii) your name shall have been entered as a stockholder of record on the books of the Company, whereupon the you shall have the same ownership rights with respect to such Option Shares as other stockholders.

13.         Tax Consequences. All non-employee directors are self-employed and are not subject to mandatory tax-withholding upon exercise of an NSO Award.

14.         Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of your Option Shares and this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant of the Option Shares as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

15.         No Continuation of Service. Neither the Plan nor this NSO Award will confer upon the Participant any right to continue in the Service of the Company or any of its affiliates, or limit in any respect the right of the Company or its affiliates to discharge the Participant at any time, with or without Cause and with or without notice.

16.         Transferability. Except as provided below, the Option is personal to you and, during your lifetime, may be exercised only by you or your guardian or legal representative; and may not be sold, pledged, assigned or transferred in any manner, other than in the case of your death to your beneficiary as determined pursuant to procedures prescribed by the Committee for this purpose or by will or the laws of descent and distribution, and any such purported sale, pledge, assignment or transfer shall be void and of no effect. However, subject to applicable procedures, you may transfer your Option to an immediate family member (i.e., your spouse, child, or grandchild), a trust for the benefit of such immediate family members during your lifetime, or a partnership whose only partners are such immediate family members. The transferee shall remain subject to all terms and conditions applicable to the Option prior to the transfer.

17.         Beneficiary. Each Participant may name a Beneficiary or Beneficiaries to whom any vested but unexercised portion of this NSO Award is to be transferred in case of the Participant’s death.

18.         Interpretation. The Participant accepts the Option subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

19.         Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.         Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

21.         Governing Law. This Agreement will be construed in accordance with the laws of the State of New York without regard to the application of the principles of conflicts of laws.

22.         Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

23.         Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

NorthEast Community Bancorp, Inc.

325 Hamilton Avenue

White Plains, NY 10601

Any notice to be given under the terms of this Agreement to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section 23 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement has been executed by the parties on the _______ day of _______________________, 2022 to be executed in its name and on its behalf as of the date of this Nonqualified Stock Option Award set forth above.

NORTHEAST COMMUNITY BANCORP, INC.

By:
Kenneth A. Martinek
Chairman and Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Nonqualified Stock Option Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT